UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2021

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Dr.
Post Office Box 98510
Las Vegas, Nevada
(Address of principal executive offices)

89193-8510

(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading symbol)	(Exchange on which registered)
Southwest Gas Holdings, Inc. Common Stock, $1 par value	SWX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On October 10, 2021, the Board of Directors (the “Board”) of Southwest Gas Holdings, Inc. (the “Company”) authorized a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, $1 par value per share, of the Company (the “Common Stock”). The dividend is payable on October 21, 2021 (the “Record Date”) to the holders of record of Common Stock as of 5:00 P.M., New York City time, on the Record Date. The description and terms of the Rights are set forth in a Rights Agreement, dated as of October 10, 2021 (as the same may be amended from time to time, the “Rights Agreement”), between the Company and Equiniti Trust Company, as rights agent (the “Rights Agent”). Each Right entitles the registered holder to purchase from the Company one ten-thousandth (a “Unit”) of a share of Series A Junior Participating Preferred Stock, no par value per share (the “Preferred Stock”), of the Company at a purchase price (“Purchase Price”) of $321.70 per Unit, subject to adjustment.

The adoption of the Rights Agreement by the Board is intended to allow the Company to realize the long-term value of the Company’s assets by protecting the Company from actions of third parties that the Board determines are not in the best interest of the Company and its stockholders. Given the importance of maintaining focus on the strength of the Company’s business, the Board believes that adopting the Rights Agreement is in the best interests of the Company and its stockholders and will contribute to the preservation of the Company’s long-term value for its stockholders.

The Rights are in all respects subject to and governed by the provisions of the Rights Agreement. The following description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which is attached hereto as Exhibit 4.1 and incorporated herein by reference. A copy of the Rights Agreement is available free of charge from the Company.

Distribution Date

Initially, the Rights will be attached to all shares of Common Stock, and no separate certificates evidencing the Rights will be issued. Subject to certain exceptions, until the Distribution Date (as defined below), the Company will issue one Right with each new share of Common Stock issued after the Record Date so that all shares of Common Stock will have Rights attached, the Rights will be transferred with and only with the Common Stock, and any transfer of Common Stock will constitute a transfer of the associated Rights. After the Distribution Date, the Rights will separate from the Common Stock and, as soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

The “Distribution Date” means the earlier of:

•

ten business days after the public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as defined below) or such earlier date, as determined by the Board, on which an Acquiring Person has become such; and

•

such date (prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person), if any, as may be determined by the Board following the commencement of, or the first public announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or group of affiliated or associated persons becoming an Acquiring Person.

Exercisability

The Rights will not be exercisable until the Distribution Date. After the Distribution Date, each Right will be exercisable to purchase from the Company one Unit of a share of Preferred Stock for the Purchase Price. Prior to exercising their Rights, holders of Rights in that capacity have no rights as a stockholder of the Company, including the right to vote or receive dividends.

Consequences of Any Person or Entity Becoming an Acquiring Person

•

Flip-In Trigger. If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will thereupon become null and void) will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the Purchase Price.

•

Flip-Over Trigger. If, after any person or group of affiliated or associated persons has become an Acquiring Person, the Company is acquired in a merger, consolidation or combination or 50% or more of its consolidated assets, cash flow or earning power are transferred, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person (or its parent) with whom the Company has engaged in the foregoing transaction having a market value of two times the Purchase Price.

•

Exchange Feature. At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by an Acquiring Person of 50% or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will have become null and void), in whole or in part, for Common Stock at an exchange ratio of one share of Common Stock per Right.

Expiration

The Rights will expire on the earliest of (i) the close of business on October 9, 2022, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the closing of any merger or other acquisition transaction involving the Company that has been approved by the Board, at which time the Rights are terminated, and (iv) the time at which the Rights are exchanged pursuant to the Rights Agreement (such earliest date, the “Expiration Date”).

Redemption

At any time prior to the close of business on the Distribution Date, the Board may redeem the Rights in whole, but not in part, for $0.0001 per Right (the “Redemption Price”). The Redemption Price is payable, at the option of the Company, in cash, Common Stock or such other form of consideration as the Board shall determine. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Redemption Price will be subject to adjustment in accordance with the Rights Agreement.

Amendment

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. At any time when the Rights are no longer redeemable, the Company may amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof) and does not cause the Rights again to become redeemable.

Anti-Dilution Provisions

The Board may adjust the Purchase Price, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a share dividend, a share split, a reclassification of the Preferred Stock or the Common Stock or certain other specified transactions. No adjustments to the Purchase Price of less than 1% are required to be made.

Preferred Stock

Each Unit of a share of Preferred Stock will entitle the holder thereof to the same dividends, liquidation and voting rights as if the holder held one share of Common Stock and will be treated the same as a share of Common Stock in the event of a merger, consolidation or other share exchange. The value of one Unit of a share of Preferred Stock should approximate the value of one share of Common Stock.

Anti-Takeover Effects

The Rights may have certain anti-takeover effects. In general terms and subject to certain exceptions, the Rights Agreement works by imposing a significant penalty upon any person or group of affiliated or associated persons that acquires 10% or more of the outstanding Common Stock (20% or more in the case of a passive investor), except in certain situations specified in the Rights Agreement (such person, an “Acquiring Person”). The Rights, however, should not interfere with any merger or other business combination approved by the Board.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, the Company filed a Certificate of Designations of the Series A Junior Participating Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware. See the description set forth under Item 1.01 for a more complete description of the rights and preferences of the Preferred Stock.

A copy of the Certificate of Designations is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 11, 2021, the Company issued a press release announcing the adoption of the Rights Agreement and related matters. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of the Series A Junior Participating Preferred Stock

4.1	Rights Agreement, dated October 10, 2021, between Southwest Gas Holdings, Inc. and Equiniti Trust Company, as Rights Agent.

99.1	Press Release dated October 11, 2021

104	Cover Page formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

/s/ Gregory J. Peterson
Date: October 12, 2021	Gregory J. Peterson
Senior Vice President/Chief Financial Officer